UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2005

Owens & Minor, Inc.

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-9810	54-1701843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Cox Road Richmond, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-9794

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2005, the Board of Directors of the Registrant, upon the recommendation of the Compensation & Benefits Committee, approved the terms of compensation for Craig R. Smith in connection with his promotion from President & Chief Operating Officer to President & Chief Executive Officer effective July 1, 2005. The revised terms of compensation included a base salary increase from $614,100 to $700,000 retroactive to July 1, 2005. The form of letter from the Registrant’s Chairman of the Board to Mr. Smith describing Mr. Smith’s compensation package is included as Exhibit 10.1 hereto. In addition, on July 28, 2005, the Board of Directors, upon recommendation of the Compensation & Benefits Committee, approved the issuance under the Registrant’s 2005 Stock Incentive Plan of 50,000 stock options to Mr. Smith in connection with his promotion to Chief Executive Officer. The options were granted at a per share exercise price of $29.94, the closing price of Owens & Minor, Inc. common stock on 7/28/05, and expire on 7/28/12.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.1	Form of letter to Craig R. Smith regarding compensation as President & Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2005	OWENS & MINOR, INC.

	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of letter to Craig R. Smith regarding compensation as President & Chief Executive Officer